UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2013

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards

On May 2, 2013, the Compensation Committee of the Board of Directors of Hilltop Holdings Inc. (the “Company”) awarded the following restricted shares of common stock to the Company’s named executive officers pursuant to the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “Plan”):

Name	Restricted Stock Award (number of shares)
Jeremy B. Ford	30,000
Darren E. Parmenter	5,000
Alan B. White	50,000
Hill A. Feinberg	15,000
Todd Salmans	25,000

The awards cliff vest on April 1, 2016 and provide for accelerated vesting under certain conditions.

Form of Restricted Stock Agreement

The Compensation Committee has approved a form of restricted stock agreement (the “Form of Restricted Stock Agreement”) for the award of restricted shares of common stock (the “Award Shares”) pursuant to the Plan.  Under the Form of Restricted Stock Agreement, Award Shares granted thereunder generally cliff vest on the third anniversary of the grant date (the “Vesting Date”); however, the Vesting Date is accelerated upon a change in control.  The Award Shares are not transferable by means of sale, assignment, exchange, encumbrance, pledge or otherwise until the Vesting Date. The holder of Award Shares has all of the same rights as a stockholder of the Company’s common stock, including the right to vote the Award Shares and the right to receive any dividends with respect thereto.

The foregoing is a general description of the Form of Restricted Stock Agreement, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Form of Restricted Stock Agreement filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	May 8, 2013	By:	/s/ COREY G. PRESTIDGE
			Name:	Corey G. Prestidge
			Title:	General Counsel & Secretary